John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS 2011 SECOND QUARTER RESULTS

NET INCOME RISES 32% FOR 2011 SECOND QUARTER, 42% YEAR TO DATE

LOANS, DEPOSITS AND TOTAL ASSETS POST DOUBLE-DIGIT

GROWTH, SET NEW RECORDS

Highlights*:

•     Net income rose more than 32% to $3.9 million.

•     Sterling redeemed the full $42 million of preferred shares and repurchased the related warrant issued under the TARP Capital Purchase Program during the recent quarter.

•     Net income available to common shareholders, after accelerated accretion due to the redemption of TARP preferred shares, was $2.5 million, an increase of approximately 8%.

•     Net interest income, on a tax equivalent basis, was $21.8 million, increasing in comparison to both the 2011 first quarter and the 2010 second quarter.

•     Noninterest income totaled $10.9 million, representing 31.1% of total revenue in the 2011 second quarter.

•     Total loans in portfolio set a record, approaching $1.4 billion, an increase of 10.3%.

•     Total deposits exceeded $2.0 billion for the first time, an increase of 21.9%. Noninterest-bearing demand deposits were $602.2 million, up 14.7%.

•     Total assets set a record, approaching $2.6 billion, an increase of 13.0%.

•     The ratio of nonperforming assets to total assets improved to 0.30% from 0.85%. The provision for loan losses decreased to $3.0 million from $5.5 million.

*    Second quarter 2011 as compared to second quarter 2010 unless otherwise noted.

New York, N.Y., July 26, 2011 – Sterling Bancorp (NYSE: STL), a financial holding company headquartered in New York City and the parent company of Sterling National Bank, today reported higher profitability and significant business growth for the quarter ended June 30, 2011, compared to the year-ago period. Net income available to common shareholders was $2.5 million for the second quarter of 2011, rising approximately 8% from the $2.3 million reported for the second quarter of 2010.

Reflecting the success of Sterling’s March 2011 common share offering, average shares outstanding rose sharply from the prior year, increasing by 4.7 million shares or 18%. At the same time, net income available to common shareholders per diluted share held stable at $0.08 for the 2011 second quarter, versus $0.09 a year ago.

The Company’s results for the 2011 second quarter reflected strong growth in loans, deposits and total assets; higher net interest income; a significant level of noninterest income relative to gross revenues; and continued solid credit quality resulting in a lower provision for loan losses.

Management Perspective

“Our strategies to position Sterling for long-term growth, profitability and shareholder value are clearly reflected in the Company’s strong performance for the second quarter of 2011,” stated Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “By maintaining a sharp focus on providing superior service to customers in the New York metro area and beyond, which is home to hundreds of thousands of viable small-to-midsized businesses, we are gaining share in this attractive and resilient marketplace. As a result, we have expanded our existing customer relationships and gained new clients, leading to double-digit growth in loans, deposits and total assets.”

“Sterling’s broad portfolio of products not only allows us to custom-tailor financial solutions for our clients, but also provides a revenue mix that balances net interest income with noninterest income from fee-generating products. Asset quality also remains strong, reinforced by our constant emphasis on rigorous credit underwriting.”

“Our solid base of capital has been enhanced by our successful common share offerings in March 2010 and 2011, which together generated more than $100 million in gross proceeds. We have built on this capital foundation to achieve record total assets approaching $2.6 billion, and our strong balance sheet should continue to support future profitable growth.”

“We expect to see continued strong demand for Sterling’s products and services through the balance of this year and beyond, due to the economic resiliency of our market, our unique focus on small-to-midsized businesses, and our dedication to providing exceptional customer service,” Mr. Cappelli said.

Second Quarter 2011 Financial Results

Net income for the 2011 second quarter increased over 32% to $3.9 million compared to the same period of 2010.

In the 2011 second quarter, the Company recorded accelerated accretion of $1.2 million, equivalent to $0.04 per diluted share, due to its redemption of all issued and outstanding Series A preferred shares and repurchase of the related warrant to purchase common shares in each case issued under the TARP Capital Purchase Program.

Net income available to common shareholders for the second quarter of 2011, after the accelerated accretion, was $2.5 million, or $0.08 per diluted share, compared to $2.3 million, or $0.09 per diluted share, for the second quarter of 2010. The increase in net income available to common shareholders primarily reflected higher net interest income and a significantly lower provision for loan losses, which more than offset lower noninterest income and higher noninterest expenses. Earnings per share in the 2011 second quarter reflected the impact of an additional 4.7 million average common shares outstanding, due to Sterling’s March 2011 common share offering.

Net interest income, on a tax-equivalent basis, was $21.8 million for the 2011 second quarter, increasing in comparison to $21.1 million for the 2010 second quarter, and $20.3 million for the 2011 first quarter. This improvement reflected the benefit of higher average loan and investment securities balances and reduced funding costs, partially offset by the impact of lower yields on loans and securities and higher interest-bearing deposit balances.

Net interest margin improved to 3.85% for the 2011 second quarter from 3.84% for the 2011 first quarter, on a tax-equivalent basis. The margin for the 2010 second quarter was 4.12%. The margin trend versus the prior year period reflects Sterling’s temporary deployment of proceeds from its common share offerings in short-term investment securities, where yields have declined sharply due to market conditions. The investment in short-term securities is intended to enhance future liquidity to fund loan growth and to provide flexibility to respond to possible changes in interest rates and other market conditions.

The provision for loan losses decreased to $3.0 million for the 2011 second quarter, compared to $5.5 million a year earlier, reflecting the Company’s improved asset quality.

Noninterest income, excluding securities gains, was $10.5 million for the second quarter of 2011, compared to $10.6 million in the same period of 2010. This primarily reflected higher residential mortgage banking income, offset by lower service charges. Total noninterest income was $10.9 million for the 2011 second quarter, compared to $11.4 million a year earlier, reflecting lower security gains in the 2011 period.

Noninterest expenses were $23.4 million for the 2011 second quarter, compared to $22.1 million a year ago. The increase was primarily due to the growth in Sterling’s business and ongoing business development efforts, resulting in additional compensation expenses and higher occupancy costs.

First Half 2011 Financial Results

Net income for the first six months of 2011 rose 42% to $7.9 million compared to the same period of 2010.

Net income available to common shareholders for the first six months of 2011, after the accelerated accretion for the period as noted previously, increased more than 36% to $5.8 million from $4.3 million for the same period of 2010. Earnings per diluted share were $0.20 in the 2011 second quarter compared to $0.19 a year ago, reflecting the impact of an additional 6.4 million average common shares outstanding due to Sterling’s March 2011 common share offering.

Net interest income, on a tax-equivalent basis, was $42.0 million for the first half of 2011, compared to $41.5 million for the same 2010 period. The comparison reflected the benefit of higher average loan and investment securities balances and reduced funding costs, partially offset by the impact of lower yields on loans and securities and higher interest-bearing deposit balances. Net interest margin was 3.88% for the first six months of 2011, on a tax-equivalent basis, compared to 4.27% for the same period of 2010, primarily due to the factors noted above and the sharply lower yields on the Company’s holdings of short-term investment securities due to market conditions.

The provision for loan losses decreased to $6.0 million for the first half of 2011, compared to $11.5 million a year earlier, driven by lower nonaccrual loan balances, principally in the equipment finance product.

Noninterest income, excluding securities gains, increased 5% to $21.2 million for the first half of 2011. This primarily reflected higher residential mortgage banking income and growth in accounts receivable management, factoring and trade finance fees, offset by lower service charges. Total noninterest income was $22.3 million for the first half of 2011, compared to $22.5 million a year earlier, reflecting lower security gains in the 2011 period.

Noninterest expenses were $45.9 million for the first half of 2011, compared to $43.5 million in the 2010 period, primarily due to additional compensation expenses and occupancy costs related to the growth in Sterling’s business, partially offset by reduced advertising and marketing expenses and professional fees.

Loans, Deposits and Total Assets

Total loans held in portfolio approached a record $1.4 billion at June 30, 2011, rising 10.3% from $1.2 billion a year earlier. The Company continues to have a robust loan pipeline and has a high level of liquidity to provide capacity for further loan growth. The ratio of portfolio loans to deposits was approximately 68.2% at June 30, 2011.

Total deposits were a record $2.0 billion at June 30, 2011, up 21.9% from $1.6 billion a year earlier. Noninterest-bearing demand deposits totaled $602.2 million at June 30, 2011, a 14.7% increase from a year ago, and represented 30.1% of total deposits, one of the highest ratios of demand to total deposits in the industry.

Total assets approached a record $2.6 billion at June 30, 2011, an increase of 13.0% from approximately $2.3 billion at June 30, 2010.

Asset Quality

Sterling continued to exhibit strong credit quality during the 2011 second quarter. As noted, the provision for loan losses for the 2011 second quarter declined to $3.0 million, compared to $5.5 million a year earlier. Net charge-offs fell to $2.5 million for the 2011 second quarter, from $5.0 million for the year-ago period. Nonperforming assets were 0.30% of total assets at June 30, 2011, compared to 0.85% a year ago. The allowance for loan losses as a percentage of nonaccrual loans was 323.0% at June 30, 2011, compared to 109.8% a year earlier.

Capital

Sterling’s capital base has continued to exceed all regulatory requirements for well-capitalized institutions. At June 30, 2011, Sterling’s Tier 1 risk-based capital ratio was 12.33% (compared to a requirement of 6.00%), total risk-based capital was 13.34% (requirement of 10.00%), and the Tier 1 leverage ratio was 9.47% (requirement of 5.00%).

The tangible common equity ratio rose to 7.67% at June 30, 2011 from 7.33% a year ago. Book value per common share was $7.09 at June 30, 2011, compared to $7.04 a year earlier.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on July 26, 2011, at 10:00 a.m. Eastern Time to discuss the second quarter 2011 financial results. To access the conference call live, interested parties may dial 800-288-8974 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on July 26, 2011, until 11:59 p.m. Eastern Time on August 9, 2011. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 210838.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2.5 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the New York metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, and the Company’s position for future profitable growth and the ability to benefit from increased capital that it can deploy to take advantage of growth opportunities and continued strong demand for the Company’s products and services, the economic resiliency of the markets the Company serves, and other statements contained herein regarding matters that are not historical facts, are "forward-looking statements" as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

# # #

STERLING BANCORP

Consolidated Financial Highlights

(Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$879,683	$819,079	$879,683	$819,079
Loans held for sale	25,154	41,053	25,154	41,053
Loans held in portfolio, net of unearned discounts	1,364,209	1,237,270	1,364,209	1,237,270
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,744	8,497	8,744	8,497
Total earning assets	2,380,679	2,118,327	2,380,679	2,118,327
Allowance for loan losses	18,535	20,512	18,535	20,512
Total assets	2,582,084	2,284,308	2,582,084	2,284,308
Demand deposits	602,240	525,242	602,240	525,242
Savings, NOW and money market deposits	636,203	526,701	636,203	526,701
Time deposits	762,351	589,531	762,351	589,531
Customer repurchase agreements	29,236	21,071	29,236	21,071
Other short-term borrowings	44,292	107,733	44,292	107,733
Advances FHLB/Long-term borrowings	154,230	150,656	154,230	150,656
Shareholders’ equity	219,256	229,275	219,256	229,275

Average Balances
Investment securities	$903,984	$836,270	$864,070	$766,621
Loans held for sale	23,232	25,676	24,629	26,257
Loans held in portfolio net of unearned discounts	1,301,005	1,194,574	1,264,853	1,163,587
Federal Reserve Bank and Federal Home Loan Bank stock	8,736	7,808	8,938	8,136
Total earning assets	2,276,459	2,088,834	2,208,500	1,998,485
Total assets	2,469,685	2,258,219	2,397,249	2,164,853
Demand deposits	553,516	466,017	545,868	467,337
Savings, NOW and money market deposits	584,841	558,506	576,431	575,451
Time deposits	712,431	593,243	663,281	523,333
Customer repurchase agreements	44,691	54,829	42,989	52,689
Other short-term borrowings	49,424	61,494	38,810	53,212
Advances FHLB/Long-term borrowings	154,351	150,131	159,642	152,778
Shareholders’ equity	229,868	227,102	230,636	199,330

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$2,500	$4,951	$5,698	$10,821
Nonaccrual loans	5,739	18,688	5,739	18,688
Other real estate owned	2,004	761	2,004	761
Nonperforming assets	7,743	19,449	7,743	19,449
Nonaccrual loans/loans (1)	0.41%	1.46%	0.41%	1.46%
Nonperforming assets/assets	0.30%	0.85%	0.30%	0.85%
Allowance for loan losses/loans (2)	1.36%	1.66%	1.36%	1.66%
Allowance for loan losses/nonaccrual loans	322.97%	109.76%	322.97%	109.76%

CAPITAL RATIOS
Period End
Tier 1 risk-based	12.33%	14.32%	12.33%	14.32%
Total risk-based	13.34%	15.55%	13.34%	15.55%
Leverage	9.47%	10.76%	9.47%	10.76%
Tangible common equity	7.67%	7.33%	7.67%	7.33%

Book value per common share	$7.09	$7.04	$7.09	$7.04

(1) The term “loans” includes loans held for sale and loans held in portfolio.

(2) The term “loans” includes loans held in portfolio only.

STERLING BANCORP

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except number of shares)

	June 30,
	2011	2010

ASSETS
Cash and due from banks	$39,906	$32,063
Interest-bearing deposits with other banks	102,889	12,428

Investment securities
Available for sale (at estimated fair value)	409,041	478,647
Held to maturity (at amortized cost)	470,642	340,432
Total investment securities	879,683	819,079

Loans held for sale	25,154	41,053
Loans held in portfolio, net of unearned discounts	1,364,209	1,237,270
Less allowance for loan losses	18,535	20,512
Loans held in portfolio, net	1,345,674	1,216,758
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,744	8,497

Goodwill	22,901	22,901
Premises and equipment, net	22,384	14,451
Other real estate	2,004	761
Accrued interest receivable	9,399	10,110
Cash surrender value of life insurance policies	52,510	50,166
Other assets	70,836	56,041
	$2,582,084	$2,284,308

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$602,240	$525,242
Savings, NOW and money market	636,203	526,701
Time	762,351	589,531
Total deposits	2,000,794	1,641,474

Securities sold under agreements to repurchase - customers	29,236	21,071
Securities sold under agreements to repurchase - dealers	5,000	39,893
Short-term borrowings - other	39,292	67,840
Advances - FHLB	128,456	124,882
Long-term borrowings - subordinated debentures	25,774	25,774
Accrued interest payable	974	1,622
Due to factored clients	70,615	77,918
Accrued expenses and other liabilities	62,687	54,559
Total liabilities	2,362,828	2,055,033

Shareholders’ equity	219,256	229,275
	$2,582,084	$2,284,308

MEMORANDA
Available for sale securities - amortized cost	$408,911	$476,013
Held to maturity securities - estimated fair value	480,729	351,007
Shares outstanding
Common issued	35,225,110	31,138,545
Common in treasury	4,300,278	4,297,782

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

INTEREST INCOME
Loans	$17,779	$17,121	$34,655	$33,632
Investment securities - available for sale	2,684	3,377	5,107	6,330
Investment securities - held to maturity	3,482	3,890	6,879	8,302
FRB and FHLB stock	143	63	166	184
Deposits with other banks	22	24	57	43
Total interest income	24,110	24,475	46,864	48,491

INTEREST EXPENSE
Savings, NOW and money market deposits	700	825	1,400	1,790
Time deposits	1,382	1,637	2,742	3,312
Securities sold u/a/r - customers	52	65	100	126
Securities sold u/a/r - dealers	17	5	33	5
Short-term borrowings - other	18	32	32	58
Advances - FHLB	500	849	1,164	1,720
Long-term subordinated debentures	524	524	1,047	1,047
Total interest expense	3,193	3,937	6,518	8,058
Net interest income	20,917	20,538	40,346	40,433
Provision for loan losses	3,000	5,500	6,000	11,500
Net interest income after provision for loan losses	17,917	15,038	34,346	28,933

NONINTEREST INCOME
Accounts receivable management/factoring commissions and other fees	6,099	5,946	11,467	11,073
Service charges on deposit accounts	1,432	1,548	2,803	3,021
Trade finance income	540	501	1,128	993
Other customer related service charges and fees	241	193	421	367
Mortgage banking income	1,600	1,496	3,775	3,173
Income from life insurance policies	297	296	572	560
Securities gains	380	746	1,109	2,248
Loss on sale of OREO	5	15	5	28
Other income	274	620	1,030	1,000
Total noninterest income	10,868	11,361	22,310	22,463

NONINTEREST EXPENSES
Salaries	11,061	10,462	21,671	20,120
Employee benefits	3,404	3,199	7,054	6,703
Total personnel expense	14,465	13,661	28,725	26,823
Occupancy and equipment expenses, net	3,515	3,052	6,788	5,592
Advertising and marketing	873	678	1,298	1,684
Professional fees	889	1,020	1,707	2,373
Communications	474	562	884	910
Deposit insurance	897	770	1,830	1,524
Other expenses	2,333	2,396	4,667	4,569
Total noninterest expenses	23,446	22,139	45,899	43,475
Income before income taxes	5,339	4,260	10,757	7,921
Provision for income taxes	1,394	1,278	2,869	2,376
Net income	3,945	2,982	7,888	5,545
Dividends on preferred shares and accretion	189	644	833	1,280
Net income available to common shareholders before accelerated accretion from redemption of preferred shares	3,756	2,338	7,055	4,265
Accelerated accretion from redemption of preferred shares	1,241	0	1,241	0
Net income available to common shareholders	$2,515	$2,338	$5,814	$4,265

STERLING BANCORP

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share data)

(continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Average number of common shares outstanding
Basic	30,414,947	25,752,172	28,883,154	22,479,292
Diluted	30,414,947	25,752,172	28,883,154	22,484,177

Net income available to common shareholders, before accelerated accretion from redemption, per average common share
Basic	$0.12	$0.09	$0.24	$0.19
Diluted	0.12	0.09	0.24	0.19

Net income available to common shareholders per average common share
Basic	0.08	0.09	0.20	0.19
Diluted	0.08	0.09	0.20	0.19

Dividends per common share	0.09	0.09	0.18	0.18

STERLING BANCORP

Consolidated Statements of Comprehensive Income

(Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income	$3,945	$2,982	$7,888	$5,545

Other comprehensive income, net of tax:
Unrealized holding gains on securities arising during the period	929	946	1,308	2,160

Reclassification adjustment for securities gains included in net income	(208)	(408)	(606)	(1,228)
Amortization of:
Prior service cost	8	9	17	18
Net actuarial losses	390	424	779	837

Comprehensive income	$5,064	$3,953	$9,386	$7,332

STERLING BANCORP

Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Balance, at beginning of period	$260,290	$228,164	$222,742	$161,950
Net income for period	3,945	2,982	7,888	5,545
Common shares issued	0	16	36,454	64,881
Common shares issued under stock incentive plan and related tax benefits	0	0	0	1,477
Stock option and restricted stock compensation expense	73	81	146	118
Preferred shares redeemed in connection with the TARP Capital Purchase Program	(42,000)	0	(42,000)	0
Repurchase of warrant	(945)	0	(945)	0
Cash dividends-Common shares	(2,782)	(2,414)	(5,558)	(4,045)
Cash dividends-Preferred shares	(420)	(525)	(945)	(1,050)
Surrender of shares issued under incentive compensation plan	(24)	0	(24)	(1,388)
Change in net unrealized holding gains on securities	929	946	1,308	2,160
Reclassification adjustment for securities gains included in net income	(208)	(408)	(606)	(1,228)
Amortization of:
Prior service cost	8	9	17	18
Net actuarial losses	390	424	779	837
Balance, at end of period	$219,256	$229,275	$219,256	$229,275

STERLING BANCORP

Average Balance Sheets [1]

(Unaudited)

(dollars in thousands)

	Three Months Ended
	June 30, 2011			June 30, 2010
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$39,502	$22	0.23%	$24,506	$24	0.41%
Investment Securities
Available for sale - taxable	400,712	2,418	2.41	472,897	3,169	2.68
Held to maturity - taxable	347,142	2,170	2.50	252,550	2,987	4.73
Tax-exempt [2]	156,130	2,428	6.22	110,823	1,709	6.17
Total investment securities	903,984	7,016	3.10	836,270	7,865	3.76
FRB and FHLB stock [2]	8,736	145	6.63	7,808	64	3.28
Loans, net of unearned discount [3]	1,324,237	17,779	5.50	1,220,250	17,121	5.87
Total Interest-Earning Assets [2]	2,276,459	24,962	4.43%	2,088,834	25,074	4.91%
Cash and due from banks	38,479			36,009
Allowance for loan losses	(19,330)			(22,104)
Goodwill	22,901			22,901
Other	151,176			132,579
Total Assets	$2,469,685			$2,258,219

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$17,916	3	0.05%	$18,014	3	0.07%
NOW	209,021	102	0.20	203,307	106	0.21
Money market	357,904	595	0.67	337,185	716	0.85
Time	712,431	1,382	0.78	592,665	1,635	1.11
Foreign
Time	0	0	0.00	578	2	1.08
Total Interest-Bearing Deposits	1,297,272	2,082	0.64	1,151,749	2,462	0.86
Borrowings
Securities sold u/a/r - customers	44,691	52	0.47	54,829	65	0.48
Securities sold u/a/r - dealers	5,744	17	1.15	4,243	5	0.47
Federal funds purchased	24,978	7	0.12	35,545	19	0.21
Commercial paper	14,123	10	0.30	13,006	9	0.31
Short-term borrowings - other	4,579	1	0.12	8,700	4	0.17
Advances - FHLB	128,577	500	1.56	124,357	849	2.74
Long-term borrowings - sub debt	25,774	524	8.37	25,774	524	8.38
Total Borrowings	248,466	1,111	1.80	266,454	1,475	2.22
Total Interest-Bearing Liabilities	1,545,738	3,193	0.83%	1,418,203	3,937	1.11%
Noninterest-bearing demand deposits	553,516			466,017
Total including noninterest-bearing demand deposits	2,099,254	3,193	0.61%	1,884,220	3,937	0.84%
Other liabilities	140,563			146,897
Total Liabilities	2,239,817			2,031,117
Shareholders’ equity	229,868			227,102
Total Liabilities and Shareholders’ Equity	$2,469,685			$2,258,219
Net interest income/spread [2]		21,769	3.60%		21,137	3.80%
Net yield on interest-earning assets [2]			3.85%			4.12%
Less: Tax-equivalent adjustment		852			599
Net interest income		$20,917			$20,538

[1] The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2] Interest and/or average rates are presented on a tax-equivalent basis.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP

Average Balance Sheets [1]

(Unaudited)

(dollars in thousands)

	Six Months Ended
	June 30, 2011			June 30, 2010
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$46,010	$57	0.25%	$33,884	$43	0.26%
Investment Securities
Available for sale - taxable	375,857	4,475	2.38	383,120	5,903	3.08
Held to maturity - taxable	331,716	4,357	2.63	282,209	6,702	4.75
Tax-exempt [2]	156,497	4,852	6.20	101,292	3,118	6.16
Total investment securities	864,070	13,684	3.17	766,621	15,723	4.10
FRB and FHLB stock [2]	8,938	168	3.76	8,136	186	4.56
Loans, net of unearned discount [3]	1,289,482	34,655	5.60	1,189,844	33,632	5.98
Total Interest-Earning Assets [2]	2,208,500	48,564	4.49%	1,998,485	49,584	5.12%
Cash and due from banks	37,712			35,798
Allowance for loan losses	(19,572)			(22,131)
Goodwill	22,901			22,901
Other	147,708			129,800
Total Assets	$2,397,249			$2,164,853

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,935	5	0.05%	$18,233	6	0.07%
NOW	207,414	173	0.17	226,361	331	0.29
Money market	350,082	1,222	0.70	330,857	1,453	0.89
Time	663,281	2,742	0.83	522,754	3,309	1.28
Foreign
Time	0	0	0.00	579	3	1.09
Total Interest-Bearing Deposits	1,239,712	4,142	0.67	1,098,784	5,102	0.94
Borrowings
Securities sold u/a/r - customers	42,989	100	0.47	52,689	126	0.48
Securities sold u/a/r - dealers	5,374	33	1.21	2,133	5	0.47
Federal funds purchased	14,961	9	0.12	23,440	23	0.20
Commercial paper	14,885	22	0.30	14,696	22	0.31
Short-term borrowings - other	3,590	1	0.08	12,943	13	0.20
Advances - FHLB	133,868	1,164	1.75	127,004	1,720	2.73
Long-term borrowings - sub debt	25,774	1,047	8.38	25,774	1,047	8.38
Total Borrowings	241,441	2,376	1.98	258,679	2,956	2.30
Total Interest-Bearing Liabilities	1,481,153	6,518	0.89%	1,357,463	8,058	1.20%
Noninterest-bearing demand deposits	545,868			467,337
Total including noninterest-bearing demand deposits	2,027,021	6,518	0.65%	1,824,800	8,058	0.89%
Other liabilities	139,592			140,723
Total Liabilities	2,166,613			1,965,523
Shareholders’ equity	230,636			199,330
Total Liabilities and Shareholders’ Equity	$2,397,249			$2,164,853
Net interest income/spread [2]		42,046	3.60%		41,526	3.92%
Net yield on interest-earning assets [2]			3.88%			4.27%
Less: Tax-equivalent adjustment		1,700			1,093
Net interest income		$40,346			$40,433

[1] The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2] Interest and/or average rates are presented on a tax-equivalent basis.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP

Rate/Volume Analysis [1]

(Unaudited)

(dollars in thousands)

	Increase/(Decrease) Three Months Ended June 30, 2011
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$12	$(14)	$(2)

Investment Securities
Available for sale - taxable	(452)	(299)	(751)
Held to maturity - taxable	881	(1,698)	(817)
Tax-exempt	705	14	719
Total investment securities	1,134	(1,983)	(849)

FRB and FHLB stock	9	72	81

Loans, net of unearned discounts [3]	1,673	(1,015)	658
TOTAL INTEREST INCOME	$2,828	$(2,940)	$(112)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$0	$0
NOW	2	(6)	(4)
Money market	41	(162)	(121)
Time	292	(545)	(253)
Foreign
Time	(2)	0	(2)
Total interest-bearing deposits	333	(713)	(380)

Borrowings
Securities sold under agreements to repurchase - customers	(12)	(1)	(13)
Securities sold under agreements to repurchase - dealers	3	9	12
Federal funds purchased	(5)	(7)	(12)
Commercial paper	1	0	1
Short-term borrowings - other	(2)	(1)	(3)
Advances - FHLB	28	(377)	(349)
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	13	(377)	(364)

TOTAL INTEREST EXPENSE	$346	$(1,090)	$(744)

NET INTEREST INCOME	$2,482	$(1,850)	$632

[1] This table is presented on a tax-equivalent basis.

[2] Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for foreign time deposits has been allocated entirely to the volume variance.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP

Rate/Volume Analysis [1]

(Unaudited)

(dollars in thousands)

	Increase/(Decrease) Six Months Ended June 30, 2011
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$16	$(2)	$14

Investment Securities
Available for sale - taxable	(110)	(1,318)	(1,428)
Held to maturity - taxable	1,013	(3,358)	(2,345)
Tax-exempt	1,714	20	1,734
Total investment securities	2,617	(4,656)	(2,039)

FRB and FHLB stock	17	(35)	(18)

Loans, net of unearned discounts [3]	3,131	(2,108)	1,023
TOTAL INTEREST INCOME	$5,781	$(6,801)	$(1,020)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(1)	$(1)
NOW	(26)	(132)	(158)
Money market	84	(315)	(231)
Time	766	(1,333)	(567)
Foreign
Time	(3)	0	(3)
Total interest-bearing deposits	821	(1,781)	(960)

Borrowings
Securities sold under agreements to repurchase - customers	(23)	(3)	(26)
Securities sold under agreements to repurchase - dealers	14	14	28
Federal funds purchased	(7)	(7)	(14)
Commercial paper	0	0	0
Short-term borrowings - other	(6)	(6)	(12)
Advances - FHLB	89	(645)	(556)
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	67	(647)	(580)

TOTAL INTEREST EXPENSE	$888	$(2,428)	$(1,540)

NET INTEREST INCOME	$4,893	$(4,373)	$520

[1] This table is presented on a tax-equivalent basis.

[2] Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for foreign time deposits has been allocated entirely to the volume variance.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP

Reconciliation of Tangible Common Equity and Tangible Assets

(Unaudited)

(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles ("GAAP"). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s capital position. Tangible common equity represents shareholders’ equity less preferred equity, goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	June 30,
	2011	2010
Tangible common equity

Total shareholders’ equity	$219,256	$229,275
Less:
Preferred equity	0	40,343
Goodwill and other intangible assets	22,901	23,314
Total tangible common equity	$196,355	$165,618

Tangible assets

Total assets	$2,582,084	$2,284,308
Less: Goodwill and other intangible assets	22,901	23,314
Total tangible assets	$2,559,183	$2,260,994

Tangible common equity ratio	7.67%	7.33%